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                                                                       EXHIBIT 5
                                Sidley & Austin
                            One First National Plaza
                               Chicago, IL 60603
                                 (312) 853-7000

                                  May 26, 1995

United States Cellular Corporation
Suite 700
8410 West Bryn Mawr
Chicago, Illinois 60631

Re: Liquid Yield Option Notes due 2015

Ladies and Gentlemen:

    We refer to the Registration Statement on Form S-3, as amended (the "Registration Statement") filed by United States Cellular Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) $745,000,000 aggregate principal amount of the Company's Liquid Yield Option Notes due 2015 (the "LYONs"); (ii) an indeterminate number (the "New Shares") of the Company's Common Shares, $1.00 par value, issuable by the Company upon conversion of the LYONs; and (iii) 750,000 (the "TDS Shares") of the Company's Common Shares, $1.00 par value, currently issued and outstanding and held of record by Telephone and Data Systems, Inc. ("TDS"), which are to be deposited with the custodian for lending under the Securities Loan Agreement, as more fully described in the Registration Statement. The LYONs are to be issued under an Indenture to be entered into between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee").

    In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

    Based on the foregoing, we are of the opinion that:

        1. The Company is duly incorporated, validly existing and in good standing under the General Corporation Law of the State of Delaware.

        2. The Company has corporate power and authority to execute and deliver the Indenture, to authorize, issue and sell the LYONs and to issue the New Shares upon conversion of the LYONs.

        3. The LYONs will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed and delivered by the Company and the Trustee; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the LYONs as contemplated by the Registration Statement and the Indenture; and
    (iii) the LYONs shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
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        4.    After  the LYONs  shall  have  become legally  issued  and binding obligations of the Company in accordance with paragraph 3 above, the New Shares issued upon conversion of the LYONs in accordance with the terms of the LYONs and the Indenture will be legally issued, fully paid and non-assessable when (i) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance of the New Shares as contemplated by the Registration Statement, the Indenture and the LYONs and (ii) certificates representing the New Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against delivery of the LYONs being converted therefor, as provided in the Indenture.

        5.  The TDS Shares are legally issued, fully paid and non-assessable.

    We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the LYONs or the issuance of the New Shares.

    This opinion is limited to the Delaware General Corporation Law and to the Securities Act and the Trust Indenture Act to the extent applicable.

    The Company is controlled by TDS and TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of TDS, the Company and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS and of certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS, Stephen P. Fitzell, the Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of this Firm.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                          Very truly yours,

                                          SIDLEY & AUSTIN